Exhibit 3.6

BYLAWS
OF
IMPACT BIOMEDICAL, INC.

ARTICLE I
OFFICES

Section 1.01 Registered Agent and Office. The registered agent of Impact BioMedical, Inc., a Nevada corporation (the "**Corporation**") shall be as set forth in the Corporation's articles of incorporation, as amended or restated (the "Articles of Incorporation") and the registered office of the Corporation shall be the street office of that agent. The board of directors of the Corporation (the "**Board**") may at any time change the Corporation's registered agent or office by making the appropriate filing with the Nevada Secretary of State.

Section 1.02 Principal Office. The principal office of the Corporation shall be at such place within or without the State of Nevada as shall be fixed from time to time by the Board.

Section 1.03 Other Offices. The Corporation may also have other offices, within or without the State of Nevada, as the Board may designate, as the business of the Corporation may require, or as may be desirable.

Section 1.04 Books and Records. Any records maintained by the Corporation in the regular course of its business, including its stock ledger, books of account, and minute books, may be maintained on any information storage device or method that can be converted into clearly legible paper form within a reasonable time. The Corporation shall convert any records so kept on the written request of any person entitled to inspect such records pursuant to applicable law.

ARTICLE II
STOCKHOLDERS

Section 2.01 Place of Meeting. Meetings of the stockholders shall be held either at the principal office of the Corporation or at any other place, within or without the State of Nevada, as shall be fixed by the Board and designated in the notice of the meeting or executed waiver of notice. The Board may determine, in its discretion, that any meeting of the stockholders may be held solely by means of electronic communication in accordance with Section 2.02.

Section 2.02 Participation by Remote Communication. Subject to technological availability and Director approval, Stockholders may participate in any meeting of the stockholders by means of video conference, teleconference, or other similar communications equipment by means of which all persons participating in the meeting can hear each other, communicate, and vote. Such participation shall constitute such stockholder's presence in person at the meeting.

Section 2.03 Annual Meeting. An annual meeting of stockholders, for the purpose of electing directors and transacting any other business as may be brought before the meeting, shall be held on the date and time fixed by the Board and designated in the notice of the meeting. Failure to hold the annual meeting of stockholders at the designated time shall not affect the validity of any action taken by the Corporation.

Section 2.04 Special Meetings. Special meetings of stockholders may be called by the majority vote of the Board, the lead independent director, or by the request of any two director and the President/CEO. The only business which may be conducted at a special meeting of stockholders shall be the matter or matters set forth in the notice of such meeting.

Section 2.05 Fixing the Record Date. For the purpose of determining stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the record date shall be the date fixed by resolution of the Board. If no date is specified, the record date shall be the close of business on the day before the day the first notice of the meeting is given or, if notice is waived, the close of business on the day before the day the meeting is held.

A record date fixed under this Section may not be less than ten (10) or more than sixty (60) days before the meeting of stockholders. A determination of stockholders entitled to notice of or to vote at a meeting of stockholders is effective for any adjournment or postponement of the meeting unless the Board fixes a new record date for the adjourned or postponed meeting. The Board must fix a new record date if the meeting is adjourned or postponed more than sixty (60) days after the original meeting of stockholders.

Section 2.06 Notice of Stockholders' Meeting. Written notice stating the place (if any), date, and time of the meeting, the means of any electronic communication by which stockholders may participate in the meeting, and, in the case of a special meeting, the purpose or purposes for which the meeting is called, shall be given not less than ten (10) days and not more than sixty (60) days before the date of the meeting.

Notice to each stockholder entitled to vote at the meeting shall be given personally, by mail, or by electronic transmission if consented to by a stockholder, by or at the direction of the Secretary or the officer or person calling the meeting. If mailed, the notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder at the stockholder's address as it appears on the share transfer records of the Corporation, with postage thereon prepaid.

Any stockholder entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the meeting. A stockholder's participation or attendance at a meeting shall constitute a waiver of notice, except where the stockholder attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 2.07 Quorum of Stockholders. At each meeting of stockholders for the transaction of any business, a quorum must be present to organize such a meeting. The presence in person, by means of remote communication, or by proxy of a majority of the voting power constitutes a quorum for the transaction of business at a meeting of stockholders, except as

otherwise required by the Articles of Incorporation, these Bylaws, or Chapter 78 of the Nevada Revised Statutes (the "**Nevada Corporations Act**").

The holders of a majority of the voting power represented in person, by means of remote communication, or by proxy at a meeting, may adjourn or postpone the meeting from time to time.

Section 2.08 Conduct of Meetings. The Board, as it shall deem appropriate, may adopt by resolution rules and regulations for the conduct of meetings of the stockholders. At every meeting of the stockholders, the President/CEO, or in the President/CEO's absence or inability to act, a director or officer designated by the Board, shall serve as chair of the meeting. The Secretary or, in the Secretary's absence or inability to act, the person whom the chair of the meeting shall appoint, shall act as secretary of the meeting and keep the minutes thereof.

The chair of the meeting shall determine the order of business and, in the absence of a rule adopted by the Board, shall establish rules for the conduct of the meeting. The chair of the meeting shall announce the close of the polls for each matter voted upon at the meeting, after which no ballots, proxies, votes, changes, or revocations will be accepted. Polls for all matters before the meeting will be deemed to be closed upon final adjournment of the meeting.

Section 2.09 Voting of Stock. Each outstanding share of stock, regardless of class or series, shall be entitled to one vote on each matter submitted to a vote at a meeting of stockholders, except as otherwise provided by these Bylaws and to the extent that the Articles of Incorporation or the certificate of designation establishing the class or series of stock provides for more or less than one vote per share or limits or denies voting rights to the holders of the shares of any class or series of stock.

Unless a different proportion is required by the Articles of Incorporation, these Bylaws, or the Nevada Corporations Act, if a quorum exists of any class or series of stock that is permitted or required to vote separately on any matter, action is approved by the class or series if a majority of the voting power of a quorum of that class or series votes in favor of the action.

Section 2.10 Voting by Proxy. A stockholder may vote either in person or by proxy executed in writing by the stockholder or the stockholder's attorney-in-fact. Any copy, communication by electronic transmission, or other reliable written reproduction may be substituted for the stockholder's original written proxy for any purpose for which the original proxy could have been used if such copy, communication by electronic transmission, or other reproduction is a complete reproduction of the entire original written proxy.

No proxy shall be valid after six months from the date of its creation unless the proxy specifies its duration, which may not exceed seven years from the date of its creation. A proxy shall be revocable unless the proxy states that the proxy is irrevocable, and the proxy is coupled with an interest sufficient to support an irrevocable power.

A properly created proxy or proxies continues in full force and effect until either of the following occurs: (a) one of the following is filed with or transmitted to the Secretary of the Corporation or another person or persons appointed by the Corporation to count the votes of the stockholders and determine the validity of proxies and ballots: (i) another instrument or

transmission properly revoking the proxy; or (ii) a properly created proxy or proxies bearing a later date; or (b) the stockholder executing the original written proxy revokes the proxy by attending a stockholders' meeting and voting its shares in person, in which case any votes cast by that stockholder's previously designated proxy or proxies shall be disregarded by the Corporation when the votes are counted.

Section 2.11 Action by Stockholders Without a Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of stockholders may be taken without a meeting if, before or after the action, a written consent to the action is signed by stockholders holding a majority of the voting power of the Corporation or, if different, the proportion of voting power required to take the action at a meeting of stockholders.

ARTICLE III
DIRECTORS

Section 3.01 Powers. The business and affairs of the Corporation shall be managed under the direction of the Board. Directors must be natural persons at least 18 years of age.

Section 3.02 Term of Office. At the first annual meeting of stockholders and at each annual meeting thereafter, the holders of shares of stock entitled to vote in the election of directors shall elect directors to hold office until the next succeeding annual meeting or until the director's earlier death, resignation, disqualification, or removal. Despite the expiration of a director's term, the director shall continue to serve until the director's successor is elected and qualified.

Section 3.03 Removal. Any or all of the directors may be removed at any time, with or without cause, at a special meeting of stockholders called for that purpose by a vote of the holders of a majority of the voting power of the issued and outstanding stock entitled to vote.

Section 3.04 Resignation. A director may resign at any time by giving written notice to the Board, its chair, or to the Secretary of the Corporation. A resignation is effective when the notice is given unless a later effective date is stated in the notice. Acceptance of the resignation shall not be required to make the resignation effective. The pending vacancy may be filled before the effective date, but the successor shall not take office until the effective date.

Section 3.05 Vacancies. Newly created directorships resulting from an increase in the number of directors and any vacancies on the Board resulting from death, resignation, retirement, disqualification, removal or other reason may be filled solely by a majority vote of the remaining directors then in office, even if less than a quorum, or by a sole remaining director, and any director so chosen shall hold office for the remainder of the full term of the departed director and until his or her successor has been elected and qualified, subject, however, to such director's earlier death, resignation, retirement, disqualification or removal.

Section 3.06 Regular Meetings of Directors. The Board will meet no less than two (2) times a year at such times and in such places as the Board shall designate from time to time, within or without the State of Nevada.

Section 3.07 Special Meetings of Directors. In addition to the regular meetings contemplated by the foregoing section, special meetings of the Board may be called by any Director on no less than two (2) business days' prior written notice of the time, place, and agenda of the meeting.

Section 3.08 Participation by Electronic Communication. The Directors may participate in any meeting of the Board by means of video conference, teleconference, or other similar communications equipment by means of which all persons participating in the meeting can hear each other, communicate, and vote. Such participation shall constitute such Director's presence in person at the meeting.

Section 3.09 Notice of Directors' Meetings. Regular meetings of the Board may be held without notice of the date, time, place, or purpose of the meeting. All special meetings of the Board shall be held upon not less than two business days' prior written notice stating the purpose or purposes of the meeting, the date, place (if any), and time of the meeting, and the means of any electronic communication by which directors may participate in the meeting. Notice may be given to each director personally, by mail, by electronic transmission if consented to by the director, or by any other means of communication authorized by the director.

A Director entitled to notice of a meeting may sign a written waiver of notice delivered to the Corporation either before or after the time of the meeting. A Director's participation or attendance at a meeting shall constitute a waiver of notice, except where the Director attends for the specific purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

Section 3.10 Quorum. The presence of a majority of Directors then in office shall constitute a quorum; *provided, that*, except as otherwise provided in this Section 3.10, at least one independent Director is present at such meeting. If a quorum is not achieved at any duly called meeting, such meeting may be postponed to a time no earlier than forty-eight (48) hours after written notice of such postponement has been given to the Directors. If no independent Director is present for two (2) consecutive meetings, then the presence of an independent Director shall not be required to achieve a quorum at the next meeting.

Section 3.11 Action by Directors. The act of the directors holding at least fifty-one percent (51%) of the entire Board, at a meeting at which a quorum is present shall be the act of the Board, unless the act requires approval by a greater proportion under the Articles of Incorporation or these Bylaws.

Section 3.12 Compensation. Directors may receive a fee for their services as directors and travelling and other out-of-pocket expenses incurred in attending any regular or special meetings of the board. The fee may be a fixed sum to be paid for attending each meeting of the board of directors or a fixed sum to be paid monthly, quarterly or semi-annually, irrespective of the number of meetings attended or not attended. The amount of the fee, if any, and the basis on which it shall be paid shall be determined by the board of directors. Nothing herein contained shall preclude any director from serving the corporation in any other capacity and receiving compensation for such services.

Section 3.13 Action by Directors Without A Meeting. Any action required or permitted by the Nevada Corporations Act to be taken at a meeting of the Board may be taken without a meeting if, before or after the action, all of the members of the Board or committee sign a written consent describing the action and deliver it to the Corporation.

Section 3.14 Chairman; Lead Independent Director.

(a) At all meetings of the Board, the Chairman of the Board, if any and if present, shall preside and, if there shall be no Chairman, or he shall be absent, then the lead independent director, if any and if present, shall preside, and in his absence, a chairman chosen by the directors then present shall preside.

(b) The Board shall select a lead independent director if at any time the Chairman shall be an executive officer of the Corporation or for any other reason shall not be an independent director. The lead independent director shall (i) preside at all meetings of the Board at which the Chairman of the Board is not present, at all meetings of the independent directors and at all executive sessions of the independent directors, (ii) have a reasonable opportunity to review and comment on Board meeting agendas, (iii) serve as a liaison between the Chairman of the Board and the other members of the Board, (iv) have the authority to call special meetings of the Board and of the independent directors, and (v) perform such other duties as the Board may from time to time delegate.

ARTICLE IV
OFFICERS

Section 4.01 Officers. The officers of the Corporation shall be elected by the Board and shall be a President/Chief Executive Officer ("**CEO**"), a Chief Science Officer, a Secretary, and a Treasurer/Chief Financial Officer ("**CFO**"). The Board may from time to time appoint or elect such additional officers as it may determine. Such additional officers shall have such titles and such authority and perform such duties as the Board may from time to time prescribe.

Section 4.02 Term of Office. The President/CEO, Chief Science Officer, Secretary, and Treasurer/CFO shall, unless otherwise determined by the Board, hold office until their successors have been appointed or elected and qualified. Each additional officer appointed or elected by the Board shall hold office for such term as shall be determined from time to time by the Board and until such officer's successor has been appointed or elected and qualified. Any officer, however, may be removed or have its authority suspended by the Board at any time, with or without cause. If the office of any officer becomes vacant for any reason, the Board shall have the power to fill such vacancy.

Section 4.03 President/CEO. The President/CEO shall be the chief executive officer of the corporation. The President/CEO shall preside at all meetings of the stockholders and of the Board. The President/CEO shall have the general powers and duties of supervision and management of the corporation which usually pertain to such office and shall perform all such other duties as are properly required of the President/CEO by the Board and subject to the control of the Board in each case.

Section 4.04 Secretary. The Secretary shall issue notices of all meetings of stockholders and directors where notices of such meetings are required by law or these bylaws. The Secretary shall attend all meetings of stockholders and of the Board and keep the minutes thereof. The Secretary shall affix the corporate seal (if one is adopted) and sign such instruments as require the seal and the signature of the Secretary and shall perform such other duties as usually pertain to such office or as are properly required of the Secretary by the Board or President/CEO, and subject to the control of the Board and President/CEO in each case.

Section 4.05 Treasurer/CFO. The Treasurer/CFO shall have the care and custody of all the moneys and securities of the corporation. The Treasurer/CFO shall cause to be entered in books of the corporation to be kept for that purpose full and accurate accounts of all moneys received by the Treasurer/CFO and paid by the Treasurer/CFO on account of the corporation. The Treasurer/CFO shall make and sign such reports, statements and instruments as may be required of the Treasurer/CFO by the Board or by the laws of the United States or by any state, country or other jurisdiction in which the corporation transacts business, and shall perform such other duties as usually pertain to such office or as are properly required of the Treasurer/CFO by the Board or President, and subject to the control of the Board and President/CEO in each case.

Section 4.06 Execution Authority of Officers. All agreements of the corporation shall be executed on behalf of the corporation by (a) the President/CEO, (b) such other officer or employee of the corporation authorized in writing by the President/CEO, with such limitations or restrictions on such authority as the President/CEO deems appropriate, or (c) such other person as may be authorized by the Board.

Section 4.07 Officers Holding Two or More Offices. Any two or more offices may be held by the same person. When all the issued and outstanding shares of the corporation are held by one individual, such individual may hold all or any combination of offices.

Section 4.08 Duties of Officers May be Delegated. In case of the absence or disability of any officer of the corporation or in case of a vacancy in any office or for any other reason that the Board may deem sufficient, the Board, except as otherwise provided by law, may temporarily delegate the powers or duties of any officer to any other officer or to any director.

Section 4.09 Compensation. The compensation of each officer shall be determined by the Board. The compensation of all other employees shall be fixed by the President/CEO or the President/CEO's designees within such limits as may be prescribed by the Board.

Section 4.10 Security. The Board may require any officer, agent or employee of the corporation to give security for the faithful performance of the duties of such officer, agent or employee, in such amount as may be satisfactory to the Board. Such security may be in the form of a fidelity bond obtained by the corporation at its expense.

ARTICLE V
INDEMNIFICATION OF DIRECTORS AND OFFICERS

Section 5.01 Indemnification in Actions by Third Parties. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any person who is or was a

director, officer, employee, or agent of the Corporation or is or was serving at the Corporation's request as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other entity (each such person, an "Indemnitee") against expenses, including attorneys' fees, judgments, fines, and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed action, suit, or proceeding, whether civil, criminal, administrative, or investigative, other than a proceeding by or in the right of the Corporation, to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee's fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe the Indemnitee's conduct was unlawful.

Section 5.02 Indemnification in Actions By or On Behalf of the Corporation. The Corporation may, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee against expenses, including attorneys' fees and amounts paid in settlement, actually and reasonably incurred by the Indemnitee in connection with any threatened, pending, or completed suit or action by or in the right of the Corporation to which the Indemnitee is, was, or is threatened to be made a party by reason of being an Indemnitee, if the Indemnitee either: (a) did not breach, through intentional misconduct, fraud, or a knowing violation of law, the Indemnitee's fiduciary duties as a director or officer to act in good faith and in the interests of the Corporation; or (b) acted in good faith and in a manner the Indemnitee reasonably believed to be in or not opposed to the best interests of the Corporation.

Section 5.03 Indemnification Against Expenses. The Corporation shall, to the extent permitted by the Nevada Corporations Act, indemnify any Indemnitee who was successful, on the merits or otherwise, in the defense of any action, suit, proceeding, or claim described in Section 5.01 or Section 5.02, against expenses (including attorneys' fees) actually and reasonably incurred by the Indemnitee in connection with the defense.

Section 5.04 Non-Exclusivity of Indemnification Rights. The rights of indemnification set out in this ARTICLE V shall be in addition to and not exclusive of any other rights to which any Indemnitee may be entitled under the Articles of Incorporation, Bylaws, any other agreement with the Corporation, any action taken by the directors or stockholders of the Corporation, or otherwise. The indemnification provided under this ARTICLE V shall inure to the benefit of the heirs, executors, and administrators of an Indemnitee.

ARTICLE VI
SHARE CERTIFICATES AND TRANSFERS

Section 6.01 Certificates Representing Shares. The shares of the Corporation shall be represented by certificates, provided that the Board may provide by resolution or resolutions that some or all of any class or series of stock shall be uncertificated shares. The Corporation shall, within a reasonable time after the issuance or transfer of any uncertificated shares, send to the registered owner of the shares a written notice containing the information required to be set forth or stated on certificates pursuant to the Nevada Corporations Act. Shares represented by

certificates shall be signed by officers or agents designated by the Corporation for such purpose and shall state: (a) the name of the Corporation and that it is organized under the laws of Nevada; (b) the name of the person to whom the certificate is issued; (c) the number of shares represented by the certificate; and (d) any restrictions on the transfer of the shares, such statement to be conspicuous. No share shall be issued until the consideration therefor, fixed as provided by law, has been fully paid.

Section 6.02 Transfers of Shares. Shares of the Corporation shall be transferable in the manner prescribed by law and in these Bylaws. Transfers of shares of the Corporation shall be made on the books of the Corporation only by the holder of record thereof or by such person's attorney lawfully constituted in writing. No transfer of shares shall be valid as against the Corporation for any purpose until it shall have been entered in the stock records of the Corporation by an entry showing from and to whom transferred.

Section 6.03 Registered Stockholders. The Corporation may treat the holder of record of any shares issued by the Corporation as the holder in fact thereof, for purposes of voting those shares, receiving distributions thereon or notices in respect thereof, transferring those shares, exercising rights of dissent with respect to those shares, exercising or waiving any preemptive right with respect to those shares, entering into agreements with respect to those shares in accordance with the laws of the State of Nevada, or giving proxies with respect to those shares.

Neither the Corporation nor any of its officers, directors, employees, or agents shall be liable for regarding that person as the owner of those shares at that time for those purposes, regardless of whether that person possesses a certificate for those shares and shall not be bound to recognize any equitable or other claim to or interest in such share or shares on the part of any other person, whether or not it shall have express notice thereof, except as otherwise provided by law.

Section 6.04 Lost, Stolen, or Destroyed Certificates. The Board may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the owner of the allegedly lost, stolen, or destroyed certificate. When authorizing the issue of a new certificate or certificates, the Board, in its discretion and as a condition precedent to the issuance thereof, may require the owner of the allegedly lost, stolen, or destroyed certificate, or the owner's legal representative, to give the Corporation a bond or other security sufficient to indemnify it against any claim that may be made against the Corporation or other obligees with respect to the certificate alleged to have been lost, stolen, or destroyed or the issuance of such new certificate or certificates.

ARTICLE VII
MISCELLANEOUS

Section 7.01 Checks, Drafts, Etc. All checks, drafts, or other instruments for payment of money or notes of the Corporation shall be signed by an officer or officers or any other person or persons as shall be determined from time to time by resolution of the Board.

Section 7.02 Fiscal Year. The fiscal year of the Corporation shall be as determined by the Board.

Section 7.03 Conflict with Applicable Law or Articles of Incorporation. Unless the context requires otherwise, the general provisions, rules of construction, and definitions of the Nevada Corporations Act shall govern the construction of these Bylaws. These Bylaws are adopted subject to any applicable law and the Articles of Incorporation. Whenever these Bylaws may conflict with any applicable law or the Articles of Incorporation, such conflict shall be resolved in favor of such law or the Articles of Incorporation.

Section 7.04 Invalid Provisions. If any one or more of the provisions of these Bylaws, or the applicability of any provision to a specific situation, shall be held invalid or unenforceable, the provision shall be modified to the minimum extent necessary to make it or its application valid and enforceable, and the validity and enforceability of all other provisions of these Bylaws and all other applications of any provision shall not be affected thereby.

Section 7.05 Amendment of Bylaws. The Board shall have the exclusive power to amend or repeal these Bylaws, or to adopt new Bylaws, except as prohibited by any stockholders agreement.